COACHMEN INDUSTRIES, INC.
2831 Dexter Drive • P.O. Box 3300 • Elkhart, Indiana 46514 • 574/266-2500 • Fax 574/266-2559

NEWS RELEASE

For immediate release Tuesday, February 24, 2009

COACHMEN INDUSTRIES, INC. RECEIVES NOTICE
REGARDING NYSE LISTING

Elkhart, IN - Coachmen Industries, Inc. (NYSE: COA) (“Coachmen”) announced that it has been notified by the New York Stock Exchange (the “NYSE”) that because over a 30 trading day period its total market capitalization was less than $75 million and its most recently reported stockholders’ equity was less than $75 million, it is no longer in compliance with the NYSE’s continued listing standards.  Coachmen will present a plan to the NYSE within the required 45-day period demonstrating how it plans to regain compliance with these listing standards within the allotted 18 month compliance period.

Coachmen Industries, Inc. is one of America's premier systems-built construction companies under the ALL AMERICAN HOMES® and MOD-U-KRAF® brands, as well as a manufacturer of specialty vehicles. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company's operating results, price volatility of raw materials used in production, the availability and cost of real estate for residential housing, the supply of existing homes within the company's markets, government regulations, dependence on significant customers within certain product types, consolidation of distribution channels, consumer confidence, uncertainties of matters in litigation, and other risks identified in the Company's SEC filings.

For product information:
Mike Donley
Director of Marketing and Communications
574-266-2533

For investor or financial information:
Thomas Gehl
Director of Investor Relations
574-266-2531